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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Equity Incentive Plan/Non-Statutory Stock Options of Geltex Pharmaceuticals, Inc. of our report dated February 9, 1998, with respect to the financial statements of GelTex Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                             /s/ Ernst & Young LLP
                                             ERNST & YOUNG LLP


Boston, Massachusetts
July 31, 1998